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                                                                      EXHIBIT 23





                        CONSENT OF INDEPENDENT AUDITORS




We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Fremont General Corporation and affiliated companies Investment Incentive Program and in the Registration Statement on Form S-8 pertaining to the Fremont General Corporation Supplemental Retirement Plan and Fremont General Corporation Senior Supplemental Retirement Plan and in the Registration Statement on Form S-8 pertaining to the Fremont General Corporation non-qualified Stock Option Plan of 1989 and in the Registration Statement on Form S-4 pertaining to the Fremont General Financing I, 9% Trust Originated Preferred Securities of our report dated March 14, 1996, with respect to the consolidated financial statements and schedules of Fremont General Corporation included in the Annual Report (Form 10-K) for the year ended December 31, 1995.


                                                   ERNST & YOUNG LLP


Los Angeles, California
March 28, 1996